EXHIBIT 10.1










                       SALES AGENCY AND SERVICES AGREEMENT

                                 BY AND BETWEEN

                      SIEMENS MEDICAL SOLUTIONS USA, INC.,

                          CTI MOLECULAR IMAGING, INC.,

                                       AND

                              CTI PET SYSTEMS, INC.

                                   May 1, 2004







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                                TABLE OF CONTENTS

ARTICLE 1  APPOINTMENT ...................................................2
   1.1     Appointment ...................................................2
   1.2     Authority .....................................................2
   1.3     CPS Products ..................................................2
   1.4     Sales Force ...................................................2
ARTICLE 2  GENERAL OBLIGATIONS OF CTI, SIEMENS AND CPS ...................3
   2.1     Marketing .....................................................3
   2.2     Documentation and Reports .....................................3
   2.3     License to Product Technology .................................4
   2.4     Obligations of Siemens ........................................4
   2.5     Obligations of CPS ............................................5
   2.6     Product Financing .............................................6
   2.7     Initial Transfer Price Reductions .............................6
   2.8     Additional Transfer Price Reductions ..........................6
   2.9     Scope .........................................................7
   2.10    Periodic Transfer Price Review ................................7
ARTICLE 3  ORDERS FOR CPS PRODUCTS .......................................7
   3.1     Purchase Orders ...............................................7
   3.2     Submission of Purchase Orders to Siemens ......................7
   3.3     Acceptance of Purchase Orders .................................7
   3.4     Sales Revenue .................................................8
   3.5     Installation and Training .....................................8
   3.6     Backlog .......................................................8
   3.7     Sales Funnel ..................................................8
ARTICLE 4  EXPENSES ......................................................8
   4.1     Expenses ......................................................8
   4.2     Evaluation of CRPs ............................................9
   4.3     Inspection ...................................................10
ARTICLE 5  TRADEMARKS ...................................................10
   5.1     Siemens Brand ................................................10
   5.2     CTI Products .................................................11
   5.3     CPS ..........................................................11
ARTICLE 6  TAXES, IMPORT, EXPORT ........................................11
   6.1     Sales and Related Taxes ......................................11
   6.2     Employment Taxes .............................................11
ARTICLE 7  SERVICE AND WARRANTY .........................................12
   7.1     Service Contracts ............................................12
   7.2     Service Contract Transfers ...................................13
   7.3     Service Contract Disputes ....................................13
   7.4     First Year Warranty ..........................................13
   7.5     Existing Service Contracts; Installed Base ...................13
ARTICLE 8  INTERNATIONAL EXPANSION ......................................14
   8.1     Assignment of Service Contracts ..............................14

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    8.2    Limitation ...................................................14
    8.3    Restrictive Covenant .........................................15
    8.4    Termination of Restrictions ..................................15
ARTICLE 9  SALE OF CTI PRODUCTS .........................................15
    9.1    Siemens as Representative ....................................15
    9.2    Exclusivity ..................................................15
    9.3    Procedures ...................................................16
    9.4    Packaging of CTI Products with Siemens Products ..............16
    9.5    Commission ...................................................16
    9.6    Mirada License ...............................................16
    9.7    Further Cooperation ..........................................16
ARTICLE 10 TERMINATION ..................................................16
   10.1    Term .........................................................16
   10.2    Termination for Cause ........................................17
   10.3    Termination Upon a Force Majeure Event .......................17
   10.4    Termination by Mutual Agreement ..............................18
   10.5    Termination Upon Exercise of Option ..........................18
   10.6    Obligations Upon Termination .................................18
   10.7    Distribution of CPS Products .................................18
ARTICLE 11 LIMITS ON DAMAGES AND INSURANCE ..............................18
   11.1    Limitation of Damages ........................................18
   11.2    Insurance ....................................................19
ARTICLE 12 DISPUTE RESOLUTION ...........................................19
   12.1    Arbitration ..................................................19
   12.2    Release of Siemens by CTI ....................................19
   12.3    Release of CTI by Siemens ....................................19
   12.3    Release of by CPS ............................................20
   12.5    Denial of Admissions .........................................20
   12.6    Sale of Workstations .........................................20
ARTICLE 13 ADDITIONAL COVENANTS .........................................20
   13.1    Further Assurances ...........................................20
   13.2    Assignment of Contracts ......................................20
ARTICLE 14 MISCELLANEOUS ................................................21
   14.1    Relationship .................................................21
   14.2    Force Majeure Provision ......................................21
   14.3    Assignment ...................................................22
   14.4    Notices ......................................................22
   14.5    Entire Agreement .............................................23
   14.6    Amendment ....................................................23
   14.7    Publicity ....................................................23
   14.8    Severability .................................................23
   14.9    Counterparts .................................................24
   14.10   Waiver .......................................................24
   14.11   Authorization and Execution ..................................24
   14.12   Confidentiality ..............................................24

                                     - ii -
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   14.13   Survival .....................................................25
   14.14   Governing Law ................................................25



                                     - iii -
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                       SALES AGENCY AND SERVICES AGREEMENT

         THIS AGREEMENT (this "AGREEMENT") is entered into and effective as of the 1st day of May, 2004 (the "EFFECTIVE DATE") by and between SIEMENS MEDICAL SOLUTIONS USA, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter "SIEMENS"), CTI MOLECULAR IMAGING, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter "CTI"), and CTI PET SYSTEMS, INC., a corporation organized and existing under the laws of the State of Tennessee (hereinafter "CPS").

                                    PREAMBLE

         WHEREAS, CTI Group, Inc., CPS, Dr. Terry D. Douglass, Dr. Ronald Nutt, Michael C. Crabtree and J. Kelly Milam and Siemens entered into a stock purchase, reorganization and joint venture agreement (the "JOINT VENTURE AGREEMENT") dated as of December 9, 1987;

         WHEREAS, Siemens entered into an Amended Distribution Agreement with CPS effective March 1, 2002 pursuant to which Siemens has the right to distribute certain of the products manufactured by CPS (the "DISTRIBUTION AGREEMENT");

         WHEREAS, CTI entered into a Distribution Agreement with CPS effective March 1, 2002 pursuant to which CTI has the right to distribute certain of the products manufactured by CPS (the "CTI DISTRIBUTION AGREEMENT" and together with the Distribution Agreement, the "DISTRIBUTION AGREEMENTS");

         WHEREAS, CPS is engaged in the development, manufacture, assembly, selling and licensing of hardware, software, systems and equipment, and parts and components thereof, used in the positron emission tomography ("PET") business for human imaging;

         WHEREAS, CTI possesses the necessary expertise and marketing organization to promote sales of, and to solicit and obtain purchase orders for, such products and to provide other related services to Siemens in connection therewith;

         WHEREAS, Siemens is willing to appoint CTI, and CTI is willing to accept its appointment, as the non-exclusive sales representative of Siemens for the sale of those products manufactured by CPS in the United States upon the terms and conditions set out in this Agreement; and

         WHEREAS, the service and maintenance contracts with customers for CPS Products sold under this Agreement shall be assigned between CTI and Siemens in accordance with the principles set out in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, the parties agree as follows:

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                                    ARTICLE 1
                                   APPOINTMENT

         1.1 Appointment. During the term of this Agreement and upon the terms and conditions set forth herein, Siemens appoints CTI as its non-exclusive sales representative to solicit purchase orders ("PURCHASE ORDERS") to be entered into by Siemens with customers for the sale of CPS Products (as defined in Section 1.3) throughout the United States (the "TERRITORY"), and CTI accepts such appointment and agrees to conduct such activities in accordance with the terms and provisions of this Agreement.

         1.2 Authority.

             (a) CTI's authority hereunder shall be to solicit Purchase Orders within the Territory; provided, that all such Purchase Orders shall be subject to acceptance by Siemens as provided in Section 3.3 hereof.

             (b) Except as set forth in Section 3.1 and Section 7.1 hereof, CTI and its employees, agents or contractors shall have no authority, and each shall not represent that it has the authority to make, execute or enter into any agreement or to incur any indebtedness on behalf of Siemens.

             (c) Except as set forth  herein,  CTI and its  employees,  agentsor contractors shall make no payment, rebate, offer of rebate, or other remuneration, directly or indirectly, to any customer or third party, including, without limitation, any buyers, brokers, or employees or agents thereof from any compensation or other consideration paid to or provided to CTI by or on behalf of Siemens.

             1.3 CPS Products. Subject to the terms of this Agreement, CTI shall have the right to sell throughout the Territory the products manufactured by or offered for sale by CPS from time to time (the "CPS PRODUCTS"), including but not limited to any software embedded therein or otherwise described therewith, and spare and replacement parts and accessories for those CPS Products. The parties agree that at all times CTI shall have the right to sell, on behalf of Siemens, all products that Siemens is permitted to distribute on behalf of CPS pursuant to the terms of the Distribution Agreement. Subject to Section 5.1 of this Agreement, all CPS Products shall be marketed under the Siemens brand.

             1.4 Sales Force. As soon as reasonably practicable after the Effective Date, Siemens and CTI jointly shall appoint a Sales Management Committee (the "SALES MANAGEMENT COMMITTEE") which shall be composed of six members, with three representatives each from Siemens and CTI. The presence of two Siemens representatives and two CTI representatives shall constitute a quorum for meetings of the Sales Management Committee. Through the Sales Management Committee, the parties shall determine the appropriate composition, reporting structure and the assignment of regions into which their respective sales forces shall be combined.


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                                    ARTICLE 2

                   GENERAL OBLIGATIONS OF CTI, SIEMENS AND CPS

         2.1 CTI Sales Activities. At all times during the term of this Agreement CTI, as Siemens's non-exclusive sales representative, shall:

             (a) diligently promote sales of the CPS Products in the Territory;

             (b) maintain in the Territory an adequately trained sales force knowledgeable of the CPS Products as is reasonably necessary to perform its obligations hereunder, and manage its sales force personnel as "product sales engineers" (as that term is understood by Siemens on the Effective Date) in support of Siemens's account executives;

             (c) participate, as is appropriate and in compliance with applicable legal requirements, in appropriate sales, promotion, marketing or merchandising programs in the Territory prepared or undertaken by or on behalf of Siemens;

             (d) participate in, and consult with Siemens and its designated agents, regarding trade shows and exhibitions in the Territory where such participation will promote the CPS Products;

             (e) as applicable, refer prospective customers to the designated Siemens representative to obtain financing for the purchase of CPS Products, subject to the provisions of Section 2.6 below.

         2.2 Documentation and Reports. CTI shall prepare or cause to be prepared, keep, maintain and provide Siemens with the following documentation and reports in a form and format reasonably acceptable to Siemens:

             (a) periodic (though no less often than quarterly) reports of sales activities of CTI within the Territory identifying, among other things, actual purchasers of the CPS Products and active prospective purchasers, actual or pending orders, contact and other relevant lead information for each customer and active prospect, and any other information or data as mutually agreed upon from time to time by Siemens and CTI;

             (b) non-confidential business records customarily maintained by CTI with respect to CTI's solicitation of Purchase Orders;

             (c) information, in such reasonable detail as requested by Siemens, regarding market conditions and product performance;

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             (d) a  forecast  for the number and type of units that will be sold the following fiscal year, by no later than May 15 of each year; and

             (e) such other matters as reasonably requested by Siemens.

         2.3 License to Product Technology. Subject to the terms and conditions of this Agreement, CPS grants to CTI a non-exclusive license in the Territory to use the Product Technology (as defined below) to the extent reasonably necessary for CTI to promote and solicit Purchase Orders for the Products and to service and support the Products in order to allow CTI to fulfill its obligations under this Agreement. This license is royalty-free and non-transferable except as permitted by Section 14.3. "PRODUCT TECHNOLOGY" shall mean all computer software code (in object code format and including all associated tool sets) and other technology and know-how comprised within the Products as well as any service manuals and user documentation that is generally provided by CPS to its customers and similarly situated distributors. All rights in and to the Product Technology not expressly granted in this license shall be retained by CPS.

         2.4 Obligations of Siemens. At all times during the term of this Agreement, Siemens shall support marketing of the CPS Products by:

             (a) Providing product managers to support the combined CTI-Siemens sales force (created pursuant to Section 1.4 of this Agreement) with regard to technical matters within their expertise;

             (b) Providing product demonstrators to demonstrate CPS Products, including both software and hardware aspects of them;

             (c) Developing sales tools and sales aids, including, among other things, case studies, cost analyses, and competitive analyses;

             (d) Promoting the unique capabilities of CPS Products using LSO HI-REZ technologies and other pertinent technologies that may be developed (and, if necessary, approved by the FDA) for use in CPS Products during the term of this Agreement;

             (e) Promoting the use of CPS Products in relevant medical disciplines including, but not necessarily limited to, oncology, cardiology, and neurology (the "KEY DISCIPLINES"), and further development of each Key Discipline as a market for CPS Products and other CTI and Siemens products and services;

             (f) Placing advertisements in applicable journals and publications, emphasizing those journals and publications pertaining to the Key Disciplines;

             (g)  Attending  and   participating  in  appropriate   trade  shows
pertaining to the PET industry or any of the Key Disciplines;

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             (h) Ensuring equal  representation of CTI and Siemens personnel and shared presentation space at all trade shows attended, unless otherwise agreed by the parties;

             (i) Together with CPS, developing medical advisory boards for each of the three Key Disciplines;

             (j) Together with CPS, developing luminary and reference-site accounts for PET and PET/CT;

             (k) Participating in research projects with luminaries, including commitments to make research contributions to luminaries from time to time in connection with such research projects, subject to applicable legal requirements and Siemens internal policies governing the funding of research grants; and

             (l) Supporting and promoting to Siemens customers and Siemens corporate accounts, in accordance with Article 9 of this Agreement, the products and services manufactured, distributed, and/or provided by CTI and its subsidiaries (including P.E.T.Net Pharmaceuticals, Inc., a Tennessee corporation ("PETNET")), including radiopharmaceuticals (as defined in Section 9.1 below), cyclotrons, sources, and REVEAL(TM) Marketing and Network Solutions worldwide.

         2.5 Obligations of CPS. During the term of this Agreement, CPS shall use commercially reasonable efforts to support Siemens marketing of the CPS Products by:

             (a) Providing product managers to support Siemens' product managers or, in lieu of providing product managers, providing adequate access for Siemens product managers to CPS' engineering and research personnel;

             (b) Providing product demonstrators to demonstrate CPS Products, including both software and hardware aspects of them, to Siemens product managers and training personnel;

             (c) Providing sufficient technical information, operational details and technical analyses for Siemens to develop competitive arguments, sales tools and promotional materials for sales of CPS Products;

             (d) Continuing to develop competitive products or features to further advance the technology or address competitive pressures created by the technology or features developed by competitors;


                                      -5-
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             (e) Maintaining  adequate  product planning  processes,  soliciting comments  or feedback  on  development  needs from  Siemens  and, if  determined
appropriate  by  CPS  after   consultation   with  Siemens,   responding  to  or
implementing such comments or feedback;

             (f) Maintaining good quality standards and order completeness, including review of quality records with Siemens periodically;

             (g) Providing adequate training, tools and methods to facilitate deployment and installation of and applications training for the CPS Products by Siemens personnel;

             (h) Providing support for research projects with luminary and reference site accounts designated by CPS, including financial support in an amount and to the extent deemed necessary or appropriate to further the interests of CPS; and

             (i) Evaluating requests from Siemens from time to time to provide support to facilitate development of e.soft(TM) applications and integration and connectivity of scanner data with other e.soft(TM) and e.soft@LEONARDO(TM) workstations or other Siemens products or applications; provided, that any such support will be provided by CPS to Siemens only upon their mutual agreement (and in each party's respective exercise of its sole discretion) and subject to availability of resources and other matters relating to the feasibility of providing such support.

         2.6 Product Financing. Siemens shall have the right of first refusal to provide financing arrangements to purchasers of the CPS Products from CTI pursuant to this Agreement; provided, that the financing terms and product offering shall be no less favorable to the CTI sales team than Siemens provides to its own sales team. If Siemens is unwilling or unable to provide financing on a timely basis for a prospective purchaser, CTI will be permitted to refer such customer to alternative financing sources.

         2.7 Initial Transfer Price Reductions. For all orders for CPS Products received by CPS after the Effective Date, the parties agree that (i) the component prices for which CTI supplies LSO and Siemens supplies CTs to CPS shall be reduced by the amounts set forth on Schedule 2.7 attached hereto, and
(ii) such component price reductions shall be passed to Siemens in their entirety by reducing the Transfer Prices (as that term is defined in the Distribution Agreement) by the sum of such amounts, as also set forth on
Schedule 2.7. The parties agree that Exhibit D to the Distribution Agreement shall be substituted with a revised Exhibit D in substantially the form of
Schedule 2.7.1 reflecting the initial transfer price reductions.

         2.8 Additional Transfer Price Reductions. Following the initial transfer price reductions contemplated in Section 2.7 above, CPS agrees to further reduce the transfer prices for the Siemens/CPS PET/CT products in its product line in the amount of $* per system as reflected on Schedule 2.8 attached hereto (the "ADDITIONAL TRANSFER PRICE REDUCTIONS"), subject to the receipt by CPS of an additional transfer price reduction of $* per unit from the Siemens CT division (i.e. $* from CPS and $* from Siemens CT). The Additional Transfer Price Reductions will become effective with the order of the * unit from Siemens to CPS after October 1, 2003 which shall include CPS Products ordered from CPS to fill Purchase Orders generated by CTI after May 1, 2004 pursuant to this Agreement.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

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         2.9 Scope.  The initial  transfer  price  reductions and the Additional
Transfer Price Reductions contemplated in Sections 2.7 and 2.8 above shall apply to Siemens global sales of CPS Products.

         2.10 Periodic Transfer Price Review. Upon Siemens's written request given not more frequently than *, CPS and Siemens shall review CPS's Transfer Prices (as that term is defined in the Distribution Agreement). Following such review, Siemens shall have the right to provide its recommendations as to appropriate adjustments to such Transfer Prices. All determinations regarding the setting or the changing of Transfer Prices shall be made by CPS as provided in the Joint Venture Agreement, and no provision of this Section 2.10 shall restrict CPS's discretion in making such determinations.

                                    ARTICLE 3
                             ORDERS FOR CPS PRODUCTS

         3.1 Purchase Orders. CTI shall solicit Purchase Orders solely on the basis of the terms and conditions of sale (the "TERMS OF SALE") by utilizing the established standard sales processes of Siemens. In order to determine the price to customers, CTI's sales agents shall use the list prices as published in the Siebel quote system utilizing the same prizing authorities and escalation processes as the Siemens personnel. Siemens shall implement its pricing policies fairly between the Siemens and CTI sales organization so that neither party is disadvantaged in pursuing opportunities in the marketplace. Where appropriate, CTI shall inform each prospective customer that consummation of the sale is subject to Siemens' acceptance of the Purchase Order.

         3.2 Submission of Purchase Orders to Siemens. Within one (1) business days after CTI has obtained a signed Purchase Order from a prospective customer, CTI shall submit the Purchase Order to Siemens for review and approval. CTI shall include any additional information regarding the prospective customer or the order that Siemens reasonably may request.

         3.3 Acceptance of Purchase Orders. All Purchase Orders submitted by CTI are subject to acceptance in writing by Siemens in accordance with its corporate policy. Siemens shall determine whether or not it will accept a Purchase Order within two (2) business days of receiving the Purchase Order and any additional information from CTI. Siemens promptly thereafter shall deliver notice of its decision in writing to CTI. Siemens shall be obligated to accept all Purchase Orders submitted by CTI that have been approved through the Siemens standard order acceptance process, which applies for all business conducted by Siemens in the Territory. If the Purchase Order requires financing, then the Purchase Order will be conditionally accepted based on financing approval.


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

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         3.4 Sales Revenue.  Sales revenue under this Agreement  shall accrue to
Siemens in full, in accordance with generally accepted accounting principles.

         3.5 Installation and Training. Siemens shall be responsible for installation and initial applications training through formal customer acceptance of the sold CPS Products. CTI agrees to provide installation support and initial applications training during the first six (6) months of the term of this Agreement, at a price to be mutually agreed by CTI and Siemens. Pricing shall be comparable to current pricing presently offered by CTI and/or Siemens. Wherever possible during the first six (6) months of the term of this Agreement, the party awarded the Service Contract for a CPS Product under the provisions of
Article 7 will perform installation and training; and, if such party is CTI, then Siemens will pay to CTI $* per CPS Product, equal to the first-year warranty labor credit extended to Siemens under the provisions of the Distribution Agreement.

         3.6 Backlog. The completion of firm Purchase Orders which have been executed by the customer prior to the Effective Date but for which delivery has not yet taken place (the "BACKLOG ORDERS") shall be carried out by Siemens or CTI, whichever originally entered into the Purchase Order.

         3.7 Sales Funnel. On or before June 1, 2004, representatives of CTI and Siemens shall review all unexpired quotes that are in the course of being negotiated by CTI that were outstanding as of the Effective Date (the "FUNNEL ORDERS"). CTI shall enter into all Funnel Orders, from time to time after the Effective Date, in the ordinary course of business. Based on its review of the Funnel Orders with CTI, Siemens shall select such of the Funnel Orders as meet Siemens' standards for acceptance, whereupon CTI and Siemens shall work together to effect a transition of the relationship from CTI to Siemens in a manner that meets the individual needs of the customer. CTI shall carry out all Funnel Orders (a) not selected by Siemens in accordance with the foregoing, or (b) selected by Siemens, but as to which a transition approach acceptable to the customer is not achieved.

                                    ARTICLE 4
                                    EXPENSES

         4.1 Expenses.

             (a) Not later than one hundred fifty (150) days prior to the end of each CTI fiscal year, CTI shall prepare and present to Siemens a proposed annual operating and capital budget (the "BUDGET") for the expenses to be reimbursed by Siemens pursuant to Section 4.1(b) hereof ("REIMBURSABLE EXPENSES") during the following CTI fiscal year. Siemens shall have thirty (30) days in which to review the Budget and communicate any material objections or requested changes to the Budget in writing to CTI in reasonable detail. CTI and Siemens shall work together to promptly respond to any objections and requested changes submitted by Siemens. Siemens and CTI shall mutually agree upon a Budget by no later than June 20 of each year; provided, that if Siemens and CTI are unable to approve a Budget by the beginning of CTI's fiscal year, then until an agreement is reached the Budget for the prior year shall be deemed to be adopted as the Budget for the current year, with each line item, as applicable, in the Budget increased by the percentage increase in the Consumer Price Index - All Urban Consumers (CPI-U) U.S. City Average All Items 1982-84=100 from August of the prior year to August of the current year.


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

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             (b) Siemens shall reimburse CTI for all direct expenses incurred by
CTI with respect to the Account Managers employed by CTI who assist in the sales, marketing and account management for the CPS Products and related administrative support personnel (the "ACCOUNT MANAGERS"), including without limitation (i) payroll, wages, salaries and benefits; and (ii) travel, lodging and related expenses; except employment taxes, which will be paid as provided in
Section 6.2.

             (c) On the tenth (10th) day following the end of each month during the term of this Agreement, CTI shall submit to Siemens an invoice identifying the amount of Reimbursable Expenses incurred in the previous month. Within thirty (30) business days following the date of such invoice, Siemens shall pay to CTI in cash via wire transfer to an account designated by CTI the amount set forth on such invoice.

             (d) The expenses to be incurred by Siemens pursuant to this Section
4.1 shall not exceed $* for the period from the Effective Date to September 30, 2004.

             (e) Contemporaneously with the execution of this Agreement, CTI has provided to Siemens, and Siemens has approved, a budget for the fiscal year from October 1, 2004 to September 30, 2005 reflecting annual expenses of not more than $*.

         4.2 Evaluation of CRPs.

             (a) The Parties agree that the average customer realized prices for the CPS Product configuration set forth on Schedule 4.2 hereof (the "CRPS") will be reviewed no later than October 31, 2004 for the five months ending September 30, 2004 (the "REVIEW PERIOD") in order to determine whether, over the Review Period, the CRPs on sales of CPS Products in the United States exceed the following target CRPs for substantially similar product configurations:

                              2-slice PET/CT . . $*
                              6-slice PET/CT . . $*
                             16-slice PET/CT . . $*

The Parties agree that the analysis of sales during the Review Period will include only those transactions that were entered into after the transfer price reductions became effective, regardless of shipment date. In the event the average CRPs exceed the target CRPs set forth above for CPS Products installed in the United States, Siemens and CTI shall each receive 50% of such excess with such payment, if any, to be made within thirty (30) days of the turnover and acceptance by customer. A similar review will be conducted each fiscal quarter during the term of this Agreement commencing October 1, 2004. The parties agree that the target CRPs will be reduced dollar-for-dollar with any transfer price reductions implemented after the initial transfer price reduction referred to in Sections 2.7 and 2.8 hereof.


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

             (b) Transfer Price Relief to Luminaries. Siemens and CPS acknowledge that certain sales to key accounts and other key market opportunities ("luminaries") may from time to time necessitate a further reduction in CRPs for commercial reasons. The parties agree that CPS shall be free to reduce its transfer prices within the limited scope of making sales to such luminaries, such decision to be based upon reasonable business factors. Accordingly, the parties agree that CRPs arising from such transactions shall be excluded from the calculation contemplated in Section 4.2(a) above. The CRPs for all sales of PET and PET/CT products in multi-modality deals where the CPS volume is less than *% of the total order volume also will be excluded from the calculation contemplated in Section 4.2(a) above. The Parties shall designate one representative from each of their finance organizations to evaluate and agree on those transactions that should be excluded from the foregoing calculation. In the event the finance teams fail to agree, the disputed transactions shall be escalated to the President of each Party for a decision, prior to submission to arbitration in accordance with Section 12.1 of this Agreement. In order to facilitate proactive decision making, once per fiscal quarter the combined Siemens and CTI sales forces will develop a list of the luminary accounts to be targeted, as a 12-month rolling forecast.

         4.3 Inspection. CTI shall have the right, exercisable twice per fiscal year upon five (5) business days notice to Siemens, to inspect at Siemens' headquarters for a period of no longer than three (3) business days the customer account information, financial records, service contracts, books, reports, and other documents prepared, maintained or retained by Siemens that support the calculation of CRPs contemplated in Section 4.2 hereof and the additional payments, if any, to be made, as well as the allocation of service contracts contemplated in Section 7.1 below. If Siemens reasonably determines that the dates initially chosen by CTI to perform the inspection would unreasonably interfere with Siemens's business, then Siemens and CTI shall select new dates for the inspection by mutual agreement. CTI agrees that it shall hold in confidence and treat as confidential all confidential information received from Siemens pursuant to this Section 4.3 and shall only use and disclose such information on a need-to-know basis in connection with the business relations between CTI and Siemens, for financial and planning purposes, to resolve disputes between the parties regarding the allocation of Service Contracts or the amount owed to CTI pursuant to Section 4.2 of this Agreement.

                                    ARTICLE 5
                                   TRADEMARKS

         5.1 Siemens Brand. The CPS Products sold by CTI pursuant to the terms of this Agreement shall be marketed and sold under Siemens trademarks, service marks, logos, trade names, labels and/or other materials; provided, however,


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

that those CPS Products sold by CTI in fulfillment of Backlog Orders pursuant to
Section 3.6 of this Agreement or in fulfillment of Funnel Orders not entered into and completed by Siemens pursuant to Section 3.7 of this Agreement shall be sold under CTI trademarks, service marks, logos, trade names, labels and/or other materials. Nothing herein contained shall give or be deemed to give CTI or its employees, agents or contractors any right, title or interest in any trademark, service mark, copyright or other intellectual property right held or used by Siemens. CTI shall not knowingly take any action, or knowingly fail to take any action where such action or failure would, directly or indirectly, have an adverse effect upon the trademarks, service marks, copyrights or other intellectual property rights of Siemens.

         5.2 CTI Products. All CTI Products shall be marketed and sold under CTI trademarks, service marks, logos, trade names, labels and/or other materials. Nothing herein contained shall give or be deemed to give Siemens or its employees, agents or contractors any right, title or interest in any trademark, service mark, copyright or other intellectual property right held or used by CTI. Siemens shall not knowingly take any action, or knowingly fail to take any action where such action or failure would, directly or indirectly, have an adverse effect upon the trademarks, service marks, copyrights or other intellectual property rights of CTI.

         5.3 CPS. The parties hereto agree that nothing contained in this Agreement is intended (i) to limit or restrict CPS' right to label or use its trademarks, service marks, logos and trade names in any manner necessary to maximize the growth of its business, or (ii) to amend or modify any term or provision of the Joint Venture Agreement or the rights of the parties thereunder. With respect to the CPS Products shipped with the Siemens logo or under the Siemens brand, CPS agrees that it will not also place a CPS logo on the equipment, other than the CPS manufacturer label on the lower right rear corner, without the prior approval of Siemens. For purposes of this Agreement, the parties agree that CPS shall not be considered an "affiliate" of either CTI or Siemens, but shall be deemed an independent business enterprise subject to the oversight and control of its Board of Directors and the terms of the Joint Venture Agreement.

                                    ARTICLE 6
                              TAXES, IMPORT, EXPORT

         6.1 Sales and Related Taxes. In the event any governmental entity imposes any tax on the sale of CPS Products, Siemens shall either pay the amount of such tax directly, or cause the customers to pay the amount of such taxes directly, to such governmental entity. CTI shall have no obligation to pay any taxes on the sale of the CPS Products and Siemens agrees to indemnify and reimburse CTI for any such taxes imposed on CTI by any governmental entity, except that Siemens shall not be obligated to pay sales or related taxes on sales of any CPS Products for which Siemens does not get sales credit under the terms of this Agreement.

         6.2 Employment Taxes. The parties acknowledge and agree that the Account Managers will be employed by CTI and will under no circumstances be considered employees of Siemens. CTI shall be responsible for all withholding, payroll and similar taxes related to its employment of the Account Managers, and none of the Account Managers shall be entitled to any benefits afforded to the employees of Siemens. CTI agrees that: (i) Siemens will not withhold on behalf of the Account Managers any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body; and (ii) all of such taxes, payments and withholdings, if any, are the sole responsibility of CTI. CTI agrees to indemnify and reimburse Siemens for any income tax, unemployment withholding or other employment taxes with respect to the Account Managers that are imposed on Siemens by any governmental entity.

                                    ARTICLE 7
                              SERVICE AND WARRANTY

         7.1 Service Contracts.

             (a) For purposes of this Article 7, the term "SERVICE CONTRACT" means a service contract covering a CPS Product for which formal customer acceptance is received (i) at the time of sale of the CPS Product, regardless of whether the CPS Product is sold as a new unit or as a used unit, or (ii) at any time after such sale until the date which is eleven (11) months after formal customer acceptance of installation of the CPS Product.

             (b) As soon as reasonably practicable after the Effective Date, the parties shall form a committee (the "SERVICE MANAGEMENT COMMITTEE") which shall be composed of six representatives as follows: three representatives each from Siemens and CTI with two representatives from each party from the service organization and one from the finance group. The presence of two Siemens representatives and two CTI representatives shall constitute a quorum for meetings of the Service Management Committee. The Service Management Committee shall meet on a monthly basis, and may meet by telephone conference. At each meeting, Siemens shall submit to the Service Management Committee a list of all Service Contracts received by Siemens since the previous meeting. The list of Service Contracts shall include a summary of all information the Service Management Committee deems necessary for the selection of such contracts by the Parties. The selection of such contracts by CTI and Siemens shall take into consideration certain parameters, including, but not limited to, predominant geographic coverage in the customer's region, pre-existing business relationships, and contract value. At the initial meeting of the Service Management Committee, Siemens shall have the right to select the first Service Contract it desires to maintain, then CTI shall have the right to select one Service Contract, and thereafter the parties shall alternate selections until all Service Contracts have been divided between them as closely as possible to the revenue split contemplated in Section 7.2 below. The selection sequence will continue to alternate at subsequent Service Management Committee meetings, such that the party that did not have the last selection at the prior meeting shall have the right to select first at the next meeting. Within thirty (30) days of the end of each fiscal quarter, the chief financial officer of Siemens or the chief financial officer of its Nuclear Medicine Group shall certify that all Service Contracts required to be submitted to the Service Management Committee under this Agreement have been submitted as required hereunder and that the summaries of such service contracts as provided by Siemens are true and correct in all material respects.

         7.2 Service Contract Transfers. As a result of the selections made by the representatives of the Service Management Committee under Section 7.1 hereof, Siemens and CTI shall each enter into or otherwise effect the transfer or assignment of such initial Service Contracts to ensure that the aggregate revenues to be derived respectively by Siemens and CTI thereunder shall be substantially equal. Siemens shall ensure that the agreements executed by the customer authorize the transfer or assignment of such Service Contracts to CTI as contemplated in Section 7.1 above.

         7.3 Service Contract Disputes. In the event the Service Management Committee is unable to resolve any dispute or controversy, the matter shall be promptly submitted to the President of each organization for resolution prior to submission of the dispute to arbitration in accordance with Section 12.1 of this Agreement. The parties agree to work in good faith to resolve any such dispute expeditiously in a manner consistent with the spirit of this Article 7.

         7.4 First Year Warranty. First year warranty service shall be provided by the party that receives the Service Contract, with such party also receiving the first-year parts credit from CPS. If CTI provides first-year warranty labor, Siemens shall pay CTI the applicable lump-sum labor reimbursement amount set by
Schedule 7.4 attached hereto. For all CPS Products, whether sold as new units or used units, not covered by a Service Contract at the time of formal customer acceptance of installation, the responsibility for providing first-year warranty labor on such CPS Products shall be allocated equally between CTI and Siemens by the Service Management Committee at the last monthly meeting before formal customer acceptance of installation. Any Service Contract later executed with respect to any such CPS Product shall be allocated in accordance with Section
7.1 above.

         7.5 Existing Service Contracts; Installed Base.

             (a) Except as provided in Article 8 of this Agreement, all contracts in force on the Effective Date between either CTI or Siemens and any third party for extended warranty service on any CPS Product shall be retained after the Effective Date by the party which originally entered into them.

             (b) Notwithstanding the other provisions of this Article 7, but subject to the provisions of Article 8, Siemens and CTI shall have the right independently to pursue any and all service contracts for CPS Products that, if entered into, would not meet the definition of "Service Contract" set forth in
Section 7.1(a) above; and CTI nor Siemens shall be obligated to submit any such service contract to the Service Management Committee.

                                    ARTICLE 8
                             INTERNATIONAL EXPANSION

         8.1 Assignment of Service Contracts.

             (a) CTI shall assign to Siemens all scanner service contracts for the service of any CPS Products to which CTI or any of its affiliates is a party in any international market other than Korea or Japan. A list of the applicable service contracts to be assigned is attached hereto as Schedule 8.1. In connection with such assignment, Siemens agrees to assume all remaining first year warranty labor obligations applicable to such CPS Products, as well as installation and first-year warranty labor obligations as to those CPS Products covered by Backlog Orders to be installed at any international location after the Effective Date. CTI agrees to credit Siemens for the unused prorated portion of the first-year parts warranty for those CPS Products contemplated in the immediately preceding sentence, up to the amount set by CPS. The parties agree that in no event shall such credit exceed the aggregate unused prorated portion of the first-year parts warranty applicable to such assigned service contracts.

             (b) In consideration for the assignment of service contracts pursuant to this Section 8.1, Siemens shall pay CTI $2,200,000, in immediately available funds, to the account designated by CTI. CTI reserves the right to direct that some or all of these funds be paid directly to CTI's wholly owned European subsidiaries.

             (c) CTI shall be responsible for all severance and other costs associated with the cessation of its international sales and service business with respect to the sale and service of the CPS Products. Siemens shall have the right to interview, solicit and hire those CTI employees currently engaged in CTI's international sales and service operations for the CPS Products.

         8.2 Limitation. In consideration of the assignment set forth in Section
8.1 above, CTI hereby agrees that, during the term of this Agreement, it shall not enter or re-enter the United States market or any international market with respect to the sale or service of CPS Products, either directly or indirectly, alone or in cooperation with any third party other than CPS, except as may be otherwise agreed in writing by the parties hereto or as follows:

             (a) In Korea, CTI shall continue its focus on sales based on the fee/scan business model and the service of such equipment.

             (b) From and after the Effective Date, the parties acknowledge and agree that CTI shall retain the existing Distribution Agreement for CTI PET Products dated January 22, 2003 (the "CMI AGREEMENT") between CTI and Kabushiki Kaisha CMI ("CMI") in Japan, which has an initial term of three (3) years; provided, that (i) upon the termination or expiration of the CMI Agreement, CTI shall not replace CMI with another distributor in Japan or extend the CMI
Agreement with respect to the sale or service of CPS Products, and (ii) during the term of the CMI Agreement, CTI will not enter into any new agreements regarding the distribution of CPS Products in Japan.

         8.3 Restrictive Covenant. In consideration of the payment of the consideration provided for in Section 8.1(b) of this Agreement, during the term of this Agreement neither CTI nor any entity in which CTI owns 50% or more of the voting securities, other than CPS (collectively, the "CTI RESTRICTED PARTIES"), shall engage in the business of selling, servicing, maintaining, or repairing PET or PET/CT scanners in the United States market or any international market other than Korea and Japan.

         8.4 Termination of Restrictions. The limitations and restrictive covenants set forth in Sections 8.2 and 8.3 above shall terminate and become of no further force and effect immediately upon CTI's receipt of any notice of non-renewal of this Agreement given by Siemens pursuant to Section 10.1 below in order to allow CTI to prepare to re-enter the markets at or after the effective date of termination.

                                    ARTICLE 9
                              SALE OF CTI PRODUCTS

         9.1 Siemens as Representative. CTI hereby appoints Siemens, and Siemens hereby accepts appointment, as CTI's non-exclusive representative to offer for sale to Siemens' customers products manufactured and/or distributed by CTI and its subsidiaries (collectively, the "CTI PRODUCTS"), including but not limited to:

             (a)  positron-emitting  molecular  probes  used in PET  procedures,
whether    for    diagnosis    of    disease    or   for    research    purposes
("RADIOPHARMACEUTICALS"), distributed by PETNET;

             (b) cyclotrons;

             (c) REVEAL(TM) Marketing and Network Solutions; aND

             (d) sources;

provided, with respect to Section 9.1(d) above, that regulatory requirements for CPS sources are met and that offers are made by Siemens in a good faith basis.

         9.2 Exclusivity.

             (a) Subject to the expiration or termination of any existing agreements to which Siemens is a party regarding the provision to Siemens customers of cyclotrons or radiopharmaceuticals, Siemens hereby agrees that during the term of this Agreement it shall offer exclusively CTI cyclotrons, PETNET radiopharmaceuticals, and CPS sources for sale to Siemens customers interested in purchasing cyclotrons, radiopharmaceuticals, or sources. It is a condition to Siemens' obligations under this Section 9.2 that the cyclotrons, radiopharmaceuticals, or sources be competitively priced, and that (with respect to radiopharmaceuticals), PETNET be able to timely deliver the radiopharmaceuticals to the customer site. Siemens agrees to review and pursue the early termination of any such conflicting agreement or relationship if Siemens can do so without cost to itself and such termination will not adversely affect Siemens's existing business operations.

             (b) Siemens and CTI agree that the provisions of this Article 9 do not impose any restriction on (i) CTI's right to distribute the CTI Products itself or through others, (ii) Siemens's rights to distribute its products itself or through others, or (iii) CPS's right to distribute any CPS Products itself or through others.

         9.3 Procedures. CTI and Siemens shall cooperate to develop procedures for the sale of CTI Products pursuant to this Article 9; provided, that all sales of CTI Products shall be made in accordance with CTI's standard terms and conditions of sale and pursuant to orders accepted by CTI.

         9.4 Packaging of CTI Products with Siemens Products. CTI Products offered by Siemens under this Article 9 may be included as an option to the customer as part of a package with the CPS Products and Siemens' own products. In no event shall Siemens be obligated to package CTI Products with any other Siemens products, nor shall any customer be forced to purchase any such package. Any such packaged offering shall comply with all Federal, state and local laws.

         9.5 Commission. The commission that the Siemens sales representatives will receive for the sale of the CTI Products shall be consistent with the commission paid by CTI to its PET tomography sales representatives for the same products.

         9.6 Mirada License. As additional consideration for CTI's execution of this Agreement, Siemens shall execute and enter into that certain Fusion7D(R) Software License Agreement dated as of the Effective Date (the "MIRADA LICENSE") between Siemens and Mirada Solutions Limited, a wholly owned subsidiary of CTI incorporated under the laws of England and Wales.

         9.7 Further Cooperation. The parties will work together to identify other potential areas in which they may collaborate in furtherance of their respective businesses. Siemens also acknowledges its desire to enter into a separate agreement with Concorde Microsystems, Inc. ("CONCORDE") for the distribution of its microPET(TM) product line, on terms to be mutually agreed upon between Siemens and Concorde.

                                   ARTICLE 10
                                   TERMINATION

         10.1 Term. The initial term of this Agreement shall be two (2) years from the Effective Date and shall automatically be extended for additional one
(1) year periods unless either party provides not less than 180 days prior written notice of its election not to renew for such additional term or this Agreement is earlier terminated pursuant to Sections 10.2, 10.3, 10.4, or 10.5 hereof.

         10.2 Termination for Cause. At any time during this Agreement, this Agreement may be terminated for cause:

             (a) By any party, upon thirty (30) days' written notice to the other parties, upon the occurrence of any one or more of the following events:

                  (i) a material breach by any other party of this Agreement if such other party shall have failed to cure such breach within ninety (90) days' of receipt of written notice thereof from the terminating party describing with specificity the factual basis constituting the material breach;

                  (ii) an adjudication of bankruptcy of any party under any bankruptcy or insolvency law; or

                  (iii) the commission by any party of a receiver for business or property, or the making of any general assignment for the benefit of creditors.

             (b) By CTI, in the event that total unit sales of CPS Products represent less than *% of total unit sales of new PET and PET/CT scanners in the United States for two consecutive fiscal quarters as reported by the National Electronics Manufacturers Association (in either dollar volume or number of orders), if such reduction is not directly attributable to a decline in the quality of the CPS Products, non-competitive pricing or transfer pricing issues not attributable to the Transfer Prices paid for CTs to Siemens by CPS, adverse action by the U.S. Food and Drug Administration (the "FDA") related to CPS or the CPS Products, work stoppage or labor unrest at CPS that results in missed shipments, or similar events adversely affecting CPS's business operations in a manner that erodes total market share.

             (c) By CTI, if Siemens terminates the Mirada License for any reason.

             (d) By CTI, if Siemens is in breach or default of any of its payment obligations set forth in this Agreement and such breach or default continues for thirty (30) days or more after receipt of written notice thereof, upon written notice to Siemens, with such termination to be effective on the date of receipt by Siemens of such termination notice.

         10.3 Termination Upon a Force Majeure Event. If a Force Majeure Event (as defined in Section 14.2) continues for a period of six (6) months or longer, then the entirety of this Agreement may be terminated by any party whose own performance is not delayed or prevented by the Force Majeure Event (the "UNAFFECTED PARTY") immediately thereafter by providing notice to the other parties.


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

         10.4 Termination by Mutual Agreement . This Agreement may be terminated at any time during the term hereof the mutual written agreement of the parties hereto.

         10.5 Termination Upon Exercise of Option. Either party shall have the right to terminate this Agreement at such time as Siemens attains an 80% or greater interest in CPS pursuant to the closing of the additional purchase and sale rights set forth in Section 14 of the Joint Venture Agreement (the "OPTION").

         10.6 Obligations Upon Termination.

                  (a) Except as provided, CTI agrees that upon the termination of this Agreement for any reason whatsoever CTI shall:

                  (i) cease all marketing and promotion of CPS Products and the solicitation of Purchase Orders on behalf of Siemens; and

                  (ii) on or before the effective date of termination, assist Siemens in preventing any disruption of service or supply to customers of CPS Products located within the Territory, by providing Siemens with a complete and accurate list and description of all unfulfilled Purchase Orders from customers for the CPS Products submitted to CTI on or before the effective date of the termination.

             (b) Upon termination of this Agreement, Siemens shall reimburse CTI for all expenses for which Siemens is obligated to reimburse CTI and which were incurred on or before the effective date of termination.

         10.7 Distribution of CPS Products.

             (a) Upon the termination or non-renewal of this Agreement by Siemens for any reason, CTI shall have the right to distribute CPS Products on substantially the terms set forth in the CTI Distribution Agreement, as such agreement may be amended from time to time by the parties.

             (b) Upon the termination or non-renewal of this Agreement by CTI for any reason other than a payment default by Siemens in accordance with to
Section 10.2(d) above, CTI shall not have the right to be a distributor of the CPS Products; provided, however, that Siemens and CTI may enter into discussions regarding an appropriate OEM relationship to further the commercial interests of the parties.

                                   ARTICLE 11
                         LIMITS ON DAMAGES AND INSURANCE

         11.1 Limitation of Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOSS OF ANTICIPATED PROFITS, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE SALE OR USE OF THE CPS PRODUCTS.

         11.2 Insurance. CTI and Siemens each agrees to maintain during the term hereof liability insurance for personal injury and property damage, including product liability and contractual coverage, as set forth herein. Coverage for personal injury shall be not less than One Million Dollars ($1,000,000) aggregate annual liability. Coverage for property damage shall be not less than Two Million Dollars ($2,000,000) per occurrence. CTI and Siemens agree that all liability insurance obtained by CTI and Siemens shall include CTI and Siemens as named insureds reasonably acceptable to CTI and Siemens. CTI and Siemens further agree, as a continuing obligation after the term hereof, to maintain such insurance with no less than the coverage specified above in full force and effect for the full life of the CPS Products sold hereunder. CTI and Siemens shall supply each other with a Certificate of Insurance upon written request by Siemens or CTI.

                                   ARTICLE 12
                               DISPUTE RESOLUTION

         12.1 Arbitration. Except for (i) claims resulting from an alleged breach of a party's confidentiality obligations hereunder or infringement of a party's technology or software, or (ii) situations in which a party may suffer irreparable harm, any controversy or claim between the parties arising out of or relating to this Agreement which cannot be settled by mutual agreement of the parties in lieu of the institution of legal proceedings by either party shall be submitted to binding arbitration on the terms set forth in the Joint Venture Agreement.

         12.2 Release of Siemens by CTI. For and in consideration of the promises made by Siemens set forth herein, the adequacy and sufficiency of which hereby is acknowledged, CTI hereby does release, acquit, remise and forever discharge Siemens, all of its past and present servants, agents, employees, shareholders, officers, directors, partners, associates, principals, attorneys, successors, predecessors, insurers, and assigns, and any parent, subsidiary or affiliated entities from any and all claims, causes of action, liabilities, obligations, responsibilities, agreements, damages, actions, costs, and expenses of any nature whatsoever, including attorneys' fees, arising out of or relating to violations or alleged violations of Section 12.2 the Joint Venture Agreement related to the sale of PET image display or image analysis workstations, spare parts or sources, from the beginning of time to the Effective Date. No portion of this Section 12.2 shall apply to matters arising pursuant to this Agreement after the Effective Date.

         12.3 Release of CTI by Siemens. For and in consideration of the promises made by CTI set forth herein, the adequacy and sufficiency of which hereby is acknowledged, Siemens hereby does release, acquit, remise and forever discharge CTI, all of its past and present servants, agents, employees, shareholders, officers, directors, partners, associates, principals, attorneys, successors, predecessors, insurers, and assigns, and any parent, subsidiary or affiliated entities from any and all claims, causes of action, liabilities, obligations, responsibilities, agreements, damages, actions, costs, and expenses of any nature whatsoever, including attorneys' fees, arising out of or relating to violations or alleged violations of Section 11.4 of the Joint Venture Agreement related to the sale of PET image display or image analysis workstations, spare parts or sources, from the beginning of time to the Effective Date. No portion of this Section 12.3 shall apply to matters arising pursuant to this Agreement after the Effective Date.

         12.4 Release by CPS. For and in consideration of the promises made by CTI and Siemens set forth herein, the adequacy and sufficiency of which hereby is acknowledged, CPS hereby does release, acquit, remise and forever discharge
CTI and Siemens, all of their respective past and present servants, agents, employees, shareholders, officers, directors, partners, associates, principals, attorneys, successors, predecessors, insurers, and assigns, and any of their respective parent, subsidiary or affiliated entities from any and all claims, causes of action, liabilities, obligations, responsibilities, agreements, damages, actions, costs, and expenses of any nature whatsoever, including attorneys' fees, arising out of or relating to violations or alleged violations of Sections 11.4 or 12.2 of the Joint Venture Agreement related to the sale of PET image display or image analysis workstations, spare parts or sources, from the beginning of time to the Effective Date. No portion of this Section 12.4 shall apply to matters arising pursuant to this Agreement after the Effective Date.

         12.5 Denial of Admissions. The parties hereby agree that the releases set forth in Sections 12.2, 12.3, and 12.4 of this Agreement shall not be deemed to be an admission by any party of any violation of any provision of the Joint Venture Agreement.

         12.6 Sale of Workstations. The Parties hereby agree to amend the Joint Venture Agreement to provide that future sales of PET image display and image analysis workstations (as opposed to those workstations that provide PET reconstruction or image correction capability, which shall continue to be excluded as part of the CPS Business) by either CTI or Siemens pursuant to the terms of this Agreement shall not constitute a breach of the covenant not to compete contained in the Joint Venture Agreement.

                                   ARTICLE 13
                              ADDITIONAL COVENANTS

         13.1 Further Assurances. CTI, CPS, and Siemens shall cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall i) furnish upon request to each other such further information; ii) execute and deliver to each other such other agreements, certificates, documents, and instruments; and
iii) do such other acts and things, all as any other party to this Agreement reasonably may request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby.

         13.2 Assignment of Contracts. In the event that the transactions contemplated by this Agreement require the sale, assignment, assumption, transfer, conveyance, or delivery by any party hereto (the "ASSIGNOR") to another party hereto (the "ASSIGNEE") of any contract to which the Assignor is a party, and if either (x) the provisions of such contract (the "RESTRICTED CONTRACT") prohibit such assignment, or (y) the provisions of the Restricted Contract require the consent of any other party to such sale, assignment, assumption, transfer, conveyance, or delivery and such other party withholds, unreasonably delays, or unreasonably conditions such consent, then:

             (a) Notwithstanding any other provision hereof, neither this Agreement nor any other document related to the consummation of the transactions contemplated hereby shall constitute a sale, assignment, assumption, transfer, conveyance, or delivery or an attempted sale, assignment, assumption, transfer, conveyance ,or delivery of the Restricted Contract; and

             (b) The Assignor and the Assignee shall cooperate with each other in any reasonable and lawful arrangements designed to provide to the Assignee the benefits of use of the Restricted Contract for the term thereof (or any right or benefit arising thereunder, including the enforcement for the benefit of the Assignee of any and all rights of the Assignor against a third party thereunder); and

             (c) The Assignor and the Assignee shall use their respective best efforts, and shall cooperate with each other, to obtain the consent to the assignment of the Restricted Contract as quickly as practicable.

         Once consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Contract is obtained, the Assignor promptly shall assign, transfer, convey, and deliver the Restricted Contract to the Assignee, and the Assignee shall assume the obligations under the Restricted Contract assigned to the Assignee from and after the date of assignment to the Assignee.

                                   ARTICLE 14
                                  MISCELLANEOUS

         14.1 Relationship. Nothing in this Agreement shall be construed to render any party the employer or employee of any other party, the agent or principal of any other party, or a joint venturer or member of any other party. No party shall have the right to bind any other party, to exercise control of any other party, or to conduct any other party's business, except as expressly set forth in this Agreement.

         14.2 Force Majeure Provision. No party hereto shall be liable for any delay arising from unanticipated catastrophic circumstances beyond its reasonable control including, but not limited to, acts of God, war, riot or civil commotion, fire, flood, terrorism, drought or act of government ("FORCE MAJEURE EVENTS"); provided, that the party seeking to be excused shall make every reasonable effort to minimize the delay resulting therefrom. Each party shall keep the other parties fully informed of any such circumstances. During the period that the performance by one of the parties of its obligations under this Agreement is been suspended by reason of a Force Majeure Event, all parties to this Agreement shall cooperate and use their commercially reasonable best efforts to continue the business contemplated by this Agreement; provided, that any Unaffected Party may (but shall not be required to) suspend performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable. The parties agree to resume their performance under this Agreement as soon as possible upon the passing of the Force Majeure Event.

         14.3 Assignment. No party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other parties; provided, however, Siemens and CTI shall each be entitled to assign any or all of its rights and obligations hereunder to any of its controlled subsidiaries, provided that both Siemens and CTI, as applicable, shall remain fully liable for the performance of all its obligations hereunder; and further provided that a successor in interest by merger, by operation of law, assignment, purchase or otherwise of the entire business of either party shall acquire all rights and obligations of such party hereunder. Any prohibited assignment shall be null and void.

         14.4 Notices. All notices or other communication which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile or telecopier transmission (and a transmission confirmation is received by the sender), or by a recognized international or overnight courier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered.

Siemens:                        Siemens Nuclear Medicine Group
                                3501 North Barrington Road
                                Hoffman Estates, Illinois 60195
                                Facsimile:  (847) 304-7080
                                Attention:  President, Siemens Nuclear Medicine

With copies to:                 Siemens Medical Solutions USA, Inc.
                                51 Valley Stream Parkway
                                Malvern, PA 19355
                                Facsimile:
                                Attention:  President & CEO

     and                        Associate General Counsel
                                Siemens Legal Department J-16
                                51 Valley Stream Parkway
                                Malvern, PA 19355

CTI:                            CTI Molecular Imaging, Inc.
                                810 Innovation Drive
                                Knoxville, TN 37932
                                Fax No.:  865/218-3016
                                Attention:  President

With a copy to:                 CTI Molecular Imaging, Inc.
                                810 Innovation Drive
                                Knoxville, TN 37932
                                Fax No.:  865/218-2760
                                Attention:  General Counsel

CPS:                            CPS Innovations
                                810 Innovation Drive
                                Knoxville, TN  37932
                                Fax No.:  865/218-2878
                                Attention:  President

With a copy to:                 Kilpatrick Stockton LLP
                                Suite 900
                                607 14th Street
                                Washington, DC 20005-2018
                                Fax No.:  202 585 0002
                                Attention:  David A. Stockton

         14.5 Entire Agreement. This Agreement, including the schedules attached hereto and incorporated as an integral part of this agreement, constitutes the entire Agreement of the parties with respect to the subject matter hereof, and supersedes any and all previous Agreements by and between CPS, Siemens and CTI with respect to the subject matter hereof, if any, as well as any and all proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to this agreement.

         14.6 Amendment. This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by the parties hereto.

         14.7 Publicity. This Agreement is confidential and no party shall issue press releases or engage in other types of publicity of any nature dealing with the commercial and legal details of this Agreement without the other parties' prior written approval, which approval shall not be unreasonably withheld. However, approval of such disclosure shall be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or other governmental requirements. In such event, the publishing party shall promptly furnish a copy of such disclosure to the other parties. Notwithstanding the foregoing, CPS, Siemens and CTI shall be permitted to file this Agreement and to disclose the terms of this Agreement in their respective filings with the U.S. Securities and Exchange Commission or any similar state agency.

         14.8 Severability. In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or are otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions hereof does substantial violence to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.

         14.9 Counterparts. This Agreement shall be executed in three or more counterparts, and each such counterpart shall be deemed an original hereof.

         14.10 Waiver. No failure or delay by any party to take any action or assert or exercise any right or remedy hereunder shall operate or be deemed to be a waiver of such right or remedy in the event of the continuation or repetition of the circumstances giving rise to such right; nor shall any single or partial exercise of such right or remedy preclude any other or further exercise thereof or of any other right or remedy. No provision of this Agreement may be waived except in a writing signed by the party granting such waiver.

         14.11 Authorization and Execution. By executing this Agreement each party represents and warrants to the other parties (i) that the entry into and execution and performance of this Agreement has been fully and duly authorized by all required corporate action, and (ii) that the person signing this Agreement on behalf of a party has been fully authorized by all required corporate action to execute this Agreement on behalf of the party for which such person is signing.

         14.12 Confidentiality. Each party hereto agrees not to disclose to others the technical and business information of the other parties hereto ("CONFIDENTIAL INFORMATION"), and agrees to use the other parties' Confidential Information only for the implementation of this Agreement and to hold the other parties' Confidential Information confidential using at a minimum the same care it would exercise to protect its own Confidential Information but in no event less than a reasonable degree of care. The receiving party further agrees to disclose the Confidential Information of the disclosing party only to the receiving party's employees and agents who have a need to know and only to those employees and agents who have agreed in writing to confidentiality obligations substantially similar to those in this Section 14.12. The receiving party shall not permit any of its personnel to remove any proprietary or other legend or restrictive notice contained or included in any Confidential Information provided by the disclosing party, and the receiving party shall not permit any of its personnel to reproduce or copy any such Confidential Information except as expressly authorized under this Agreement. Provided, however, that such confidentiality obligation shall not apply to any information which (a) is now or hereafter becomes a part of the public domain, other than by act or omission of the receiving party, (b) was independently developed by the receiving party or its affiliates; (c) information that was in such party's possession prior to disclosure by the other party, (d) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on use or disclosure, who lawfully possesses such information and did not acquire it directly or indirectly from the other party, (e) is disclosed in any U.S. or foreign patent, or published patent application, whether owned by the other party or any third party, or (f) is required to be disclosed to a government agency or pursuant to a judicial proceeding, but only to the extent so required and provided that the receiving party gives the disclosing party advance notice of such disclosure and reasonably cooperates with the disclosing party (at the disclosing party's expense) to contest such disclosure. The duration of this confidentiality obligation shall be for the term of this Agreement and for two

(2) years thereafter with respect to any Confidential Information that does not constitute a "trade secret" under applicable law, and for Confidential Information that does constitute a trade secret under applicable law, these confidentiality obligations shall last in perpetuity. Nothing in this Section is intended by the parties to abrogate any rights or obligations of the parties under common law or statutory law with respect to the use and disclosure of confidential information or trade secrets.

         14.13 Survival. The provisions in Section 14.12 shall survive the expiration or termination of this Agreement indefinitely.

         14.14 Governing Law. This Agreement shall be governed by, construed under, and interpreted in accordance with the laws of the State of Delaware, U.S.A, applicable to contracts made and performed entirely within that state.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

                                         CTI MOLECULAR IMAGING, INC.

                                         By: /s/ Ronald Nutt
                                             -----------------------------------
                                             Ronald Nutt, Ph.D.
                                             President



                                         SIEMENS MEDICAL SOLUTIONS USA, INC.

                                         By: /s/ Thomas N. McCausland
                                             -----------------------------------
                                             Thomas N. McCausland
                                             President



                                         CTI PET SYSTEMS, INC.

                                         By: /s/ R. Gregory Brophy
                                             -----------------------------------
                                             R. Gregory Brophy
                                             President

                                  SCHEDULE 2.7

                    INITIAL TRANSFER PRICE REDUCTION SCHEDULE

                       LSO CRYSTALS              CTS              CPS TRANSFER PRICE RELIEF
--------------------------------------------------------------------------------------------

EMERGE
(8x8 block)                       *                 *                          *
--------------------------------------------------------------------------------------------

ACCEL
(8x8 block)                       *                 *                          *
--------------------------------------------------------------------------------------------

BIO 2
(8x8 block)                       *                 *                          *
--------------------------------------------------------------------------------------------

BIO 6
(HI-REZ block)                    *                 *                          *
--------------------------------------------------------------------------------------------

BIO 16
(8x8 block)                       *                 *                          *
--------------------------------------------------------------------------------------------

BIO 16
(HI-REZ block)                    *                 *                          *
--------------------------------------------------------------------------------------------


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

                                 SCHEDULE 2.7.1

                    INITIAL TRANSFER PRICE REDUCTION SCHEDULE
                 (NEW EXHIBIT D TO THE JOINT VENTURE AGREEMENT)

                            See attached spreadsheet

SCHEDULE 2.7.1

PRICING EFFECTIVE WITH ORDERS RECEIVED AFTER APRIL 30, 2004

DISTRIBUTOR'S TRANSFER PRICE PERCENTAGES FOR CPS PET SCANNER
UNDER A NON-EXCLUSIVE DISTRIBUTION AGREEMENT

                        U.S.A
                        --------------- --------------  -------------- -------------- --------------
                           * units         * units         * units        * units        * units
                        --------------- --------------  -------------- -------------- --------------
in US$                  Transfer        Transfer        Transfer       Transfer       Transfer           List
                        price           price           price          price          price
                        in % of list    in % of list    in % of list   in % of list   in % of list
                        --------------- --------------  -------------- -------------- --------------
EMERGE                        *%             *%              *%             *%             *%             $*
ACCEL                         *%             *%              *%             *%             *%             $*
LSO Duo                       *%             *%              *%             *%             *%             $*
LSO PET/CT- 6 HIREZ           *%             *%              *%             *%             *%             $*
LSO PET/CT- 16 HIREZ          *%             *%              *%             *%             *%             $*
LSO PET/CT- 16                *%             *%              *%             *%             *%             $*
HiRez Processing Option       *%             *%              *%             *%             *%             $*
Options                       *%             *%              *%             *%             *%
----------------------------------------------------------------------------------------------------


                            ---------------------------------------------------------------
                                  Transfer Price          CPS          CPS %GM
                            --------------------------------------------------------------
                               *       *        >*

                              HMS     CTI       SMS       COST     HMS      CTI     SMS

in US$



EMERGE                        $*      $*        $*         $*       *%      *%       *%
ACCEL                         $*      $*        $*         $*       *%      *%       *%
LSO Duo                               $*        $*         $*               *%       *%
LSO PET/CT- 6 HIREZ                   $*        $*         $*               *%       *%
LSO PET/CT- 16 HIREZ                  $*        $*         $*               *%       *%
LSO PET/CT- 16                        $*        $*         $*               *%       *%
HiRez Processing Option               $*        $*         $*               *%       *%
Options
-------------------------------------------------------------------------------------------





                        R.o.W.
                        --------------- --------------  -------------- -------------- --------------
                           * units         * units         * units        * units       >* units         List
                        --------------- --------------  -------------- -------------- --------------
in US$                  Transfer        Transfer        Transfer       Transfer       Transferprice      List
                        price           price           price          price           n % of list
                        in % of list    in % of list    in % of list   in % of list   i
                        --------------- --------------  -------------- -------------- --------------
EMERGE                        *%             *%              *%             *%             *%             $*
ACCEL                         *%             *%              *%             *%             *%             $*
LSO PET/CT Duo                *%             *%              *%             *%             *%             $*
LSO PET/CT- 6 HIREZ           *%             *%              *%             *%             *%             $*
LSO PET/CT- 16 HIREZ          *%             *%              *%             *%             *%             $*
LSO PET/CT- 16                *%             *%              *%             *%             *%             $*
HiRez Processing Option       *%             *%              *%             *%             *%             $*
Options                       *%             *%              *%             *%             *%
----------------------------------------------------------------------------------------------------

                            ---------------------------------------------------------------
                                  Transfer Price          CPS          CPS %GM
                            --------------------------------------------------------------

                              HMS     CTI       SMS       Cost     HMS      CTI     SMS

in US$



EMERGE                        $*      $*        $*         $*       *%      *%       *%
ACCEL                         $*      $*        $*         $*       *%      *%       *%
LSO PET/CT Duo                        $*        $*         $*               *%       *%
LSO PET/CT- 6 HIREZ                   $*        $*         $*               *%       *%
LSO PET/CT- 16 HIREZ                  $*        $*         $*               *%       *%
LSO PET/CT- 16                        $*        $*         $*               *%       *%
HiRez Processing Option               $*        $*         $*               *%       *%
Options
--------------------------- ---------------------------------------------------------------


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

                                  SCHEDULE 2.8

                      ADDITIONAL TRANSFER PRICE REDUCTIONS

                            See attached spreadsheet

           SCHEDULE 2.8 (NEW EXHIBIT D TO THE JOINT VENTURE AGREEMENT)

PRICING EFFECTIVE WITH THE ORDER OF THE * UNIT FROM SIEMENS TO CPS SINCE OCTOBER 1, 2003


DISTRIBUTOR'S TRANSFER PRICE PERCENTAGES FOR CPS PET SCANNER UNDER A NON-EXCLUSIVE DISTRIBUTION AGREEMENT

                    U.S.A
                    --------------- -------------- --------------  -------------- ---------------
                       * units         * units        * units         * units        >* units
                    --------------- -------------- --------------  -------------- ---------------
in US$              Transfer price  Transfer       Transfer        Transfer       Transfer price    List
                     n % of list    mprice         price           price           n % of list
                    i               in % of list   in % of list    in % of list   i
                    --------------- -------------- --------------  -------------- ---------------
EMERGE                    *%             *%             *%              *%              *%           $*
ACCEL                     *%             *%             *%              *%              *%           $*
LSO Duo                   *%             *%             *%              *%              *%           $*
LSO PET/CT- 6 HIREZ       *%             *%             *%              *%              *%           $*
LSO PET/CT- 16 HIREZ      *%             *%             *%              *%              *%           $*
LSO PET/CT- 16            *%             *%             *%              *%              *%           $*
HiRez Processing
  Option                  *%             *%             *%              *%              *%           $*
Options                   *%             *%             *%              *%              *%
-------------------------------------------------------------------------------------------------


                          ---------------------------------------------------------------------
                                 Transfer Price           CPS                   CPS %GM


                          ---------------------------------------------------------------------
                              *        *         >*

in US$                       HMS      CTI       SMS      Cost      HMS       CTI       SMS





EMERGE                       $*        $*        $*       $*        *%       *%        *%
ACCEL                        $*        $*        $*       $*        *%       *%        *%
LSO Duo                                $*        $*       $*                 *%        *%
LSO PET/CT- 6 HIREZ                    $*        $*       $*                 *%        *%
LSO PET/CT- 16 HIREZ                   $*        $*       $*                 *%        *%
LSO PET/CT- 16                         $*        $*       $*                 *%        *%
HiRez Processing
Option                                 $*        $*       $*                 *%        *%
Options
-----------------------------------------------------------------------------------------------



                    R.o.W.
                    --------------- -------------- --------------  -------------- ---------------
                       * units         * units        * units         * units        >* units       List
                    --------------- -------------- --------------  -------------- ---------------
in US$              Transfer price  Transfer       Transfer        Transfer       Transfer price    List
                     n % of list    price          price           price           n % of list
                    i               in % of list   in % of list    in % of list   i
                    --------------- -------------- --------------  -------------- ---------------
EMERGE                    *%             *%             *%              *%              *%           $*
ACCEL                     *%             *%             *%              *%              *%           $*
LSO PET/CT Duo            *%             *%             *%              *%              *%           $*
LSO PET/CT- 6 HIREZ       *%             *%             *%              *%              *%           $*
LSO PET/CT- 16 HIREZ      *%             *%             *%              *%              *%           $*
LSO PET/CT- 16            *%             *%             *%              *%              *%           $*
HiRez Processing
Option                    *%             *%             *%              *%              *%           $*
Options                   *%             *%             *%              *%              *%
-------------------------------------------------------------------------------------------------

                        ---------------------------------------------------------------------
                                 Transfer Price         CPS                   CPS %GM
                        ---------------------------------------------------------------------
                            *          *        >*

in US$                     HMS        CTI       SMS    Cost      HMS          CTI       SMS





EMERGE                     $*         $*        $*      $*        *%           *%        *%
ACCEL                      $*         $*        $*      $*        *%           *%        *%
LSO PET/CT Duo                        $*        $*      $*                     *%        *%
LSO PET/CT- 6 HIREZ                   $*        $*      $*                     *%        *%
LSO PET/CT- 16 HIREZ                  $*        $*      $*                     *%        *%
LSO PET/CT- 16                        $*        $*      $*                     *%        *%
HiRez Processing
Option                                $*        $*      $*                     *%        *%
Options
---------------------------------------------------------------------------------------------



* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

                                  SCHEDULE 4.2

                            CPS PRODUCT CONFIGURATION

TYPICAL CUSTOMER CONFIGURATION
LSO/DUO

Base Unit

Gantry Air/Water Chiller
Isolation Transformer
Long RTP Flat Pallet
Patient Positioning Acc Kit

Leonardo HEP, WS
Eizo Flat Screen Color 18" (1)
Eizo Flat Screen Color 18" (2)
5.25" Desktop MOD #L
Leonardo e.soft PET/CT58432
Bio Installation
Sources
e.soft PET Training - Cary,NC
Training  Classes e.soft PET
PET Aps Training
bio CT UPS 110V
Codonics Imager Sm Format

TYPICAL CUSTOMER CONFIGURATION
LSO 6 SLICE

Base Unit
PET/CT Hi-Rez Processing Option

Gantry Air/Water Chiller
Isolation Transformer
Long RTP Flat Pallet
Patient Positioning Acc Kit
MOD Dicom Wizard

Leonardo HEP, WS
Eizo Flat Screen Color 18" (1)
Eizo Flat Screen Color 18" (2)
Leonardo e.soft PET/CT
Bio Installation
Sources

Training Classes e.soft PET
PET Aps Training
bio CT UPS 110V
Codonics Imager Sm Format

TYPICAL CUSTOMER CONFIGURATION
LSO 16 SLICE

Base Unit
PET/CT Hi-Rez  Processing  Option
snygo Vessel View
syngo Volume Rendering
syngo Lung CARE CT
sygo Heartview OR  Colonography
syngo Pulmo  Evaluation
syngo Fly Through

Gantry Cool Water Chiller
Kraus Indoor Chiller
Isolation Transformer
Long RTP Flat Pallet
Patient Positioning Acc Kit
MOD Dicom Wizard
Bio S16 Pre-Install Kit

Leonardo HEP, WS
Eizo Flat Screen Color 18" (1)
Eizo Flat Screen Color 18" (2)

Leonardo e.soft PET/CT
Bio Installation
Sources

Training Classes e.soft PET
PET Aps Training
Proj Mgmt/Site Planning
Codonics Imager Sm Format

                                  SCHEDULE 7.4

                      LUMP-SUM LABOR REIMBURSEMENT AMOUNTS

                                                 $*
        ECAT EMERGE
        -----------------------------------------------------------
                                                 $*
        ECAT ACCEL
        -----------------------------------------------------------
                                                 $*
        BIOGRAPH 2
        -----------------------------------------------------------
                                                 $*
        BIOGRAPH 6
        -----------------------------------------------------------
                                                 $*
        BIOGRAPH 16


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

                                  SCHEDULE 8.1

                 INTERNATIONAL SERVICE CONTRACTS TO BE ASSIGNED

1. Contrato de Mantenimiento [Service Agreement] dated January 3, 2003 between CTI and Centro PET Recoletas, S.L.U. (1 scanner)

2. Contrato de Mantenimiento [Service Agreement] dated January 4, 2003 between CTI and Diagnostico PET (1 scanner)

3. Service Agreement dated October 28, 2003 between CTIMI and University of Aberdeen/University of Aberdeen & Grampian University Hospitals NHS Trust (1 scanner)

4. Service Agreement dated December 17, 2003 between CTIMI and Guy's and St. Thomas' Hospital NHS Trust (2 scanners)

5. PET Scanner Support Services Agreement dated January 16, 2004 between CTI Molecular Imaging-Europe Limited, a company incorporated under the laws of England and Wales and a wholly owned subsidiary of CTI, and Hammersmith Imanet Limited, a company incorporated under the laws of England and Wales (3 scanners)